Exhibit 23.7

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 1900
AUSTIN, TEXAS 78729-1107	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461	713-651-9944
www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to our firm in this Registration Statement on Form S-1 of Remora Royalties, Inc. (the “Registration Statement”) and to the use of information from, and the inclusion of, our report dated April 20, 2018 of Remora Royalties, Inc.’s oil and natural gas reserves estimates and forecasts of economics as of December 31, 2017 and our reports dated February 16, 2018 and March 31, 2017 of Remora Petroleum, L.P.’s oil and natural gas reserves estimates and forecasts of economics as of December 31, 2017 and 2016, respectively. We also consent to all references to us contained in such Registration Statement, including in the prospectus under the heading “Experts”.

CAWLEY, GILLESPIE & ASSOCIATES, INC.

By:	/s/ W. Todd Brooker, P.E.
W. Todd Brooker, P.E.
President

Austin, Texas

August 13, 2018